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                                                                    EXHIBIT 23.1



                              CONSENT OF KPMG LLP



The Board of Directors
Genesis Microchip Incorporated


We consent to the inclusion of our report on the financial statements of Genesis Microchip Incorporated as at May 31, 1998 and 1997 and for each of the years in the three year period ended May 1, 1998 to be included in this proxy/prospectus dated April 23, 1999 and to the reference to our firm under the heading "Experts" in the proxy/prospectus.



                                        /s/ KPMG LLP
                                        ---------------------------------
Toronto, Canada                         KPMG LLP
April 23, 1999                          Chartered Accountants